Exhibit 3

                         STOCK OPTION PURCHASE AGREEMENT

     THIS STOCK OPTION PURCHASE AGREEMENT (the "Agreement"), dated as of February 28, 2001, is made by and between DANNY EDWARDS, an individual residing in Scottsdale, Arizona ("Seller"), and RICHARD P. JOHNSTON, an individual residing in Jackson Hole, Wyoming ("Buyer").

     WHEREAS, Buyer entered into an agreement to purchase and Seller entered into an agreement to sell 500,000 shares of common stock of Royal Precision, Inc., a Delaware corporation (the "Company"), on February __, 2001;

     WHEREAS, Buyer wishes to buy and Seller wishes to sell an additional 41,100 shares of common stock (the "Shares") of the Company, on the terms and conditions herein contained; and

     WHEREAS, Seller holds options to purchase shares of common stock of the Company as outlined in Exhibit A (the "Options"); and

     WHEREAS, Buyer wishes to buy from Seller, and Seller wishes to sell to Buyer all shares of common stock purchased by Seller through the exercise of the Options (the "Option Shares") on the terms and conditions herein contained;

     NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     SECTION 1. REPRESENTATIONS.

     1.1. BY BUYER. Buyer represents and warrants to Seller that the execution, delivery and performance of this Agreement by Buyer will not violate or breach any other agreement to which Buyer is a party.

     1.2. BY SELLER. Seller represents and warrants to Buyer that (a) the execution, delivery and performance of this Agreement by Seller will not violate or breach any other agreement to which Seller is a party, (b) Seller owns the Shares and the Options free and clear of any lien or claim that the transfer of the Shares and Option Shares was or would be wrongful (an "Adverse Claim"), and
(c) attached hereto as Exhibit A is a true and correct list of each Option setting forth the date of grant, the strike price, the number of shares covered by each Option and the expiration date. Seller covenants to do all things necessary to assure that when and if the Option Shares are acquired, they will be free from any Adverse Claim.

     SECTION 2. SALE OF THE SHARES. At the closing as hereinafter described, Seller hereby agrees to sell the Shares to Buyer (or his nominee) and Buyer (or his nominee) hereby agrees to buy the Shares from Seller for a purchase price of $2.00 per Share, or a total purchase price of $82,200 (the "Purchase Price"). The Purchase Price shall be paid in full at the closing. The closing shall occur on a date mutually agreed to by Buyer and Seller, but on or before March 31, 2001 at the offices of the Company during normal business hours.

     SECTION 3. DELIVERIES. Simultaneously with the closing:

     3.1. BY SELLER. Seller shall deliver to Buyer one or more certificates for the Shares duly endorsed for transfer or with accompanying stock power(s) with all signatures guaranteed under a medallion signature guarantee, free from any Adverse Claim.

     3.2. BY BUYER. Buyer shall deliver to Seller the Purchase Price which will be paid to Seller by cashier's or certified check or in funds immediately available in the City of Scottsdale, Arizona.

     SECTION 4. SALE OF THE OPTION SHARES. Subject to the last sentence in this Section, after each exercise of an Option and acquisition of Option Shares held by Seller on or after the date hereof, Seller shall immediately notify Buyer of such exercise and cause to be delivered to Buyer (or his nominee) a certificate ("Buyer's Certificate"), representing 100% of the Option Shares. Buyer's Certificate shall be duly endorsed for transfer or accompanied by a stock power with his signature guaranteed under a medallion signature guarantee, free from any Adverse Claim. Seller may elect to notify Buyer of Seller's intention to exercise an Option, and upon receipt of such notice, accompanied by (a) a duly exercised notice of intent to exercise an Option, and (b) a stock power with a medallion signature guaranty, Buyer may cause such notice of intent to exercise such Option to be sent to the Company, along with the appropriate funds to cover the exercise price thereof. If Buyer elects not to fund such exercise, Buyer shall, within 10 days of receipt of such notice, send a notice to Seller of Buyer's intention not to fund such exercise, in which event, Seller shall have no obligation to transfer the Option Shares acquired upon such exercise to Buyer.

     SECTION 5. RISKS OF INVESTMENT. Buyer represents and warrants that (a) he is aware of the merits and risks of an investment in the Company as contemplated by this Agreement; (b) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment in the Company as contemplated by this Agreement; (c) he understands that the Shares are a speculative investment that involves a high degree of risk of loss of his investment therein, that there may be substantial restrictions on the transferability of the Shares, and accordingly it may not be possible to liquidate his investment in the Company in case of emergency, if at all; and (d) he is familiar with the business of the Company and understands and has evaluated all the risk factors related to an investment in the Company.

     SECTION 6. MISCELLANEOUS.

     6.1. THIS AGREEMENT. This Agreement and the agreements and instruments required to be executed and delivered hereunder collectively set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

     6.2. NON-WAIVER. Neither the failure of nor any delay by either party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

     6.3. WAIVERS. No waiver of any right or remedy under this Agreement shall be binding on either party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

     6.4.  AMENDMENTS.  No  amendment,   modification  or  termination  of  this
Agreement shall be binding on either party hereto unless it is in writing and is signed by the party to be charged.

     6.5. SEVERABILITY. The terms of this Agreement are severable and the invalidity of all or any part of any term of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such term. If any term of this Agreement is so broad as to be unenforceable, such term shall be interpreted to be only so broad as is enforceable.

     6.6. SUCCESSORS, ASSIGNS, TRANSFEREES.

          6.6.1. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs or personal representatives.

          6.6.2. This Agreement shall not be assignable or otherwise transferable by either party hereto without the written consent of the other party, except that Buyer may assign the right to purchase the Shares and the Option Shares to any other entity of which Buyer and his wife are in control.

     6.7. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

     6.8. SATURDAYS, SUNDAYS AND HOLIDAYS. Where this Agreement authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

     6.9. JOINT PREPARATION. This Agreement shall be deemed to have been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against either party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement. All fees and expenses incurred by either party hereto in connection with the preparation of this Agreement and the transactions contemplated hereby and all matters related thereto shall be borne by the party incurring such fees or expenses.

     6.10. RULES OF CONSTRUCTION. In this Agreement, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender. The names of the parties, the date and the preamble first above written are part of this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

     6.11. NOTICES. All notices and other communications under this Agreement must be in writing and shall be deemed to have been properly given only when delivered in person, or, if sent by an overnight delivery service maintaining records of receipt, on the first business day of actual receipt, addressed to a party at the address set forth below. Either party may change its address for notices in the manner set forth above.

            If to Seller:     Danny Edwards
                              9290 E. Thompson
                              Peak Parkway #146
                              Scottsdale, AZ  85255

            If to Buyer:      Richard P. Johnston
                              4350 Greens Place
                              Wilson, WY  83014

            With a copy to:   Kenneth J. Warren, Esq.
                              5134 Blazer Parkway
                              Dublin, OH  43017

     6.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing and delivering one or more counterparts.

     6.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     6.14. FEES AND EXPENSES. Should either party employ an attorney to enforce this Agreement, or to protect his interest in any matter arising under this Agreement, or to recover damages for a breach of this Agreement, or to defend himself in regard to any action brought by the other party under, or arising out of this Agreement, including but not limited to mediation or arbitration, the prevailing party shall be entitled to recover from the other party all costs and legal fees through all arbitrations, proceedings, trials and appeals.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                               SELLER:


                                               /s/ Danny Edwards
                                               ---------------------------------
                                               Danny Edwards


                                               BUYER:


                                               /s/ Richard P. Johnston
                                               ---------------------------------
                                               Richard P. Johnston

                                    EXHIBIT A

DATE OF GRANT         PRICE           NO. OF SHARES           EXPIRATION DATE
-------------         -----           -------------           ---------------

1/28/99               3.19               62,500                    1/28/04

5/15/00               3.125               5,000                   5/15/10*

* Not vested